                                                                      Exhibit 11

              Cambridge Technology Partners (Massachusetts), Inc.
             Statement Regarding Computation of Earnings per Share
                     (in thousands except per share data)
                                  (unaudited)

                                           Three Months Ended September 30,        Nine Months Ended September 30,
                                           --------------------------------        -------------------------------
                                                 2000               1999              2000                 1999
                                             ----------          ----------        ----------            ---------
Net income/(loss)                            $  (27,840)         $   10,736        $  (43,114)           $  19,384
                                             ==========          ==========        ==========            =========
Basic:
   Weighted average common
     shares outstanding                          62,721              60,209            62,473               59,738
                                             ==========          ==========        ==========            =========

   Net income/(loss) per share               $    (0.44)         $      .18        $    (0.69)           $     .33
                                             ==========          ==========        ==========            =========
Diluted:
   Weighted average common
     shares outstanding                          62,721              60,209            62,473               59,738
   Dilutive effects of stock options                  -                 996                 -                2,491
                                             ----------          ----------        ----------            ---------
   Weighted average common and
     common equivalent shares
     outstanding                                 62,721              61,205            62,473               62,229
                                             ==========          ==========        ==========            =========

   Net income per share                      $    (0.44)         $      .18        $    (0.69)           $     .32
                                             ==========          ==========        ==========            =========